Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our reports dated March 31, 2017, relating to the consolidated financial statements of Inseego Corp., and the effectiveness of Inseego Corp.’s internal control over financial reporting, included in its Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California

November 7, 2017